As filed with the Securities and Exchange Commission on August 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST KEYSTONE CORPORATION

(Exact name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2249083 (I.R.S. Employer Identification No.)

FIRST KEYSTONE CORPORATION
111 West Front Street
P.O. Box 289
Berwick, Pennsylvania 18603
(570) 752-3671
(Address, including Zip Code, and telephone number, including area code, of registrant’s principal executive offices)

Jack W. Jones, President and
Chief Executive Officer
FIRST KEYSTONE CORPORATION
111 West Front Street
P.O. Box 289
Berwick, Pennsylvania 18603
(570) 752-3671
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)

With a Copy to:

Erik Gerhard, Esquire

BYBEL RUTLEDGE LLP

1017 Mumma Road, Suite 302

Lemoyne, Pennsylvania 17043

(717) 731-1700

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

FIRST KEYSTONE CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

800,000 Shares of Common Stock

par value $2.00 per share

First Keystone Corporation (“First Keystone”), a Pennsylvania corporation, hereby offers shares of its common stock through participation in its Dividend Reinvestment and Stock Purchase Plan.

This prospectus relates to 800,000 shares of common stock that First Keystone may issue or sell, from time to time, under the plan. The plan provides First Keystone’s shareholders a convenient and economical way to purchase additional shares of First Keystone’s common stock by reinvesting cash dividends. Shareholders also may make additional voluntary cash purchases of common stock under the plan. The plan is intended to benefit long-term investors who wish to increase their investment in First Keystone’s common stock.

The plan administrator will purchase shares of common stock acquired for the plan directly from First Keystone, in the open market, or in negotiated transactions. First Keystone is authorized to issue up to 800,000 shares of its common stock under the plan. As of August 3, 2026, the market price of our common stock was $18.96. First Keystone’s common stock is quoted on the OTC Markets under the symbol “FKYS”.

We provide a summary of the plan in this Prospectus in an easy to understand question and answer format. We encourage you to read it carefully. If you have any additional questions, please call the plan administrator at 1-800-937-5449.

We recommend that you retain this prospectus for future reference.

An investment in common stock held in the plan account has the same market risks as an investment in common stock held in any other form. Participants bear the risk of loss (and receive the benefit of gain) occurring by reason of fluctuations in the market price of the common stock held in the plan account.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation (the “FDIC”) , the Pennsylvania Department of Banking and Securities nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock offered in this prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency and are subject to investment risk, including the possible loss of principal.

Neither First Keystone nor its wholly-owned subsidiary, the First Keystone Community Bank, has guaranteed the shares being offered. There can be no assurance that the trading price of the common stock being offered will not decrease at any time.

See “Risk Factors” beginning on page 4 for a discussion of various factors that shareholders should consider about an investment in our common stock.

The date of this prospectus is August 7, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of our common stock offered under the plan. Please read this prospectus carefully.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

As used in the prospectus, unless context otherwise requires, “we,” “us,” “our,” “Corporation” and First Keystone collectively mean First Keystone Corporation and its subsidiaries. References to the “Bank” mean First Keystone Community Bank. References to the “plan” mean the First Keystone Corporation Dividend Reinvestment and Stock Purchase Plan. References to “common stock” means common stock, par value $2.00 per share, of First Keystone.

SUMMARY

First Keystone is a registered bank holding company incorporated in the Commonwealth of Pennsylvania. Our corporate offices are located at 111 West Front Street, Berwick, Pennsylvania 18603, and our telephone number is (570) 752-3671. For more information, visit the First Keystone Community Bank website at www.fkc.bank. The information on First Keystone’s and the Bank’s website is not incorporated into this prospectus.

First Keystone adopted its Dividend Reinvestment and Stock Purchase Plan to provide a convenient and useful service for current First Keystone shareholders to reinvest cash dividends received on their First Keystone common stock and to make optional voluntary cash purchases of First Keystone common stock at the times specified and within the limits prescribed by the plan.

From time to time, we may authorize increases in the number of shares available under the plan to meet the demands of our shareholders. This prospectus describes our Dividend Reinvestment and Stock Purchase Plan in effect as of the date of this prospectus. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the plan.

If you own 25 or more shares of First Keystone common stock, directly or indirectly, you are eligible to enroll in the plan. For information and instructions on how to enroll, see Question 5 below.

If you enroll in the plan, the plan administrator will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of First Keystone common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the plan, unless you purchase shares through the plan’s optional cash purchase feature. Optional cash payments may be made quarterly.

If we purchase shares of common stock in the open market, or in negotiated transactions, the purchase price will be the weighted average price paid of the relevant batch of shares purchased by an independent broker or dealer in the open market on behalf of the plan administrator and by the plan administrator in negotiated transactions after the relevant dividend date.

If we sell original issue shares, the purchase price for each share will be the average of the daily averages of the high and low sales prices of our common stock as reported on the OTC Markets for the four weeks prior to a dividend payment date.

If you do not choose to enroll in the plan, First Keystone will continue to send you cash dividends when declared.

RISK FACTORS

The purpose of the plan is to provide a convenient and useful service for First Keystone shareholders. Nothing in this prospectus represents a recommendation by First Keystone or anyone else that a person buy or sell First Keystone common stock. We urge you to read this prospectus thoroughly before you make your investment decision regarding participation in the plan.

Before you invest in First Keystone common stock, you should be aware that an investment in our common stock involves a variety of risks. You are encouraged to review the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and are incorporated by reference into this prospectus, which contains a discussion of the factors that should be considered in connection with your participation in the plan.

A WARNING about forward looking information

This prospectus, including information incorporated by reference in this document, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the financial condition, results of operations, and business of the Corporation. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation's market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "intends", "will", "should", "anticipates", or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; legislative and regulatory changes; banking system instability caused by failures and continuing financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards or any similar standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers' ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation's market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation's brand and protect the Corporation's intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2025, including Part I, Item 1A, Risk Factors and any of our subsequent filings with the SEC. We caution readers not to place undue reliance on these forward-looking statements. These statements speak only as of the date of this document or, if made in any document incorporated by reference, as of the date of that document, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

DESCRIPTION OF THE PLAN

The following, in a question and answer format, constitutes a summary description of the First Keystone Corporation Dividend Reinvestment and Stock Purchase Plan. Those holders of First Keystone common stock who do not participate in the plan will continue receiving transaction advices with respect to uncertificated shares, if and when stock dividends or stock splits are declared.

The Purpose and Features of the Plan

1.What is the purpose of the plan?

The plan provides shareholders with a simple and convenient way to buy additional shares of First Keystone’s common stock by reinvesting cash dividends and making voluntary cash purchases. Participation in the plan is entirely optional. Under the plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares bought by the plan on the open market or in negotiated transactions. We may use a combination of these methods. If we sell you any original issue shares, we will use the additional funds for general corporate purposes.

2.What are the features of the plan?

•

Cash dividends paid on shares that you enroll in the plan automatically will be reinvested in additional shares of First Keystone common stock. In addition, plan participants may make voluntary cash purchases of additional shares of common stock at the times and within the limits prescribed by the plan.

•	We will credit to your plan account the purchase of fractional shares, as well as whole shares. This feature allows for full investment of funds, and fractional shares also earn dividends.

•	The plan’s safekeeping feature relieves you of the responsibility for taking care of certificates for your shares.

•	Under the plan, First Keystone simplifies your record keeping by furnishing you with quarterly statements of account.

•

You will have no control over the prices at which shares are purchased for your account, because purchases for your account will be made during each period as described in the plan and you bear the risk of fluctuations in the market price of First Keystone common stock. (See “Share Purchases and Price”.)

Administration

3.Who administers the plan?

Equiniti Trust Company, LLC, our stock transfer agent (hereinafter referred to as the “plan administrator”), administers the plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the plan. Shares of common stock purchased under the plan are registered in the name of the plan administrator’s nominee and are credited to the accounts of the participants in the plan. The plan administrator acts in the capacity as agent for participants in the plan. First Keystone may replace the plan administrator at any time within its sole discretion. If you have questions regarding the plan, you may contact the plan administrator through any of the following methods:

•

Internet. You can enroll in the plan, obtain information, and perform certain transactions on your plan account online via the Investor Center. To access Investor Center please visit the plan administrator website at www.equiniti.com/us/ast-access.

•	Telephone. You can contact shareholder customer service toll-free within the United States and Canada at 1-800-937-5449.

•	Writing. You can contact the plan administrator in writing through the following addresses:

Regular Mail: Equiniti Trust Company, LLC P.O. Box 10027 Newark, NJ 07101	Overnight Mail: Equiniti Trust Company, LLC Attn: EQ-Automated Scanning Team 1110 Centre Point Curve, Ste 101 Mendota Heights, MN 55120-4100

Eligibility

4.Who is eligible to participate in the plan?

Record holders of First Keystone common stock registered in their name(s) are eligible to participate in the plan, so long as they enroll a minimum of 25 shares. However, First Keystone may refuse to offer the plan to certain shareholders, including, but not limited to:

•

Those shareholders who are residents of a state, other than Pennsylvania, that may require registration, qualification or exemption of First Keystone common stock, or require registration or qualification of First Keystone or any of its officers or employees as a broker-dealer, a salesperson or an agent. First Keystone will determine, in its sole discretion, whether the number of shareholders or the number of shares held justifies the expense that we might incur in offering the plan in any given state; and

•	Those shareholders whose shares are held in the name of a nominee, such as a brokerage firm or securities depository.

Accordingly, First Keystone may limit eligibility for participation in the plan to Pennsylvania residents.

Shares for which cash dividends are reinvested by the plan must be registered in your name or held in your plan account. If you are the beneficial owner of shares that are registered in another name (for example, in the name of a broker, bank or other nominee) and you want the cash dividends on those shares reinvested by the plan, you must first transfer those shares into your name or arrange for the transfer of the shares into the name of the plan administrator or its nominee for credit to your plan account. You may contact the plan administrator for assistance in arranging for the transfer of shares from a broker to your plan account. Do not send in the enrollment form prior to contacting the plan administrator. A beneficial owner must have at least 25 shares transferred into his or her plan account in order to participate in the plan.

Enrolling in the Plan

5.How do I become a participant?

You may elect to become a plan participant at any time by completing an enrollment form and mailing it to:

Regular Mail: Equiniti Trust Company, LLC P.O. Box 10027 Newark, NJ 07101	Overnight Mail: Equiniti Trust Company, LLC Attn: EQ-Automated Scanning Team 1110 Centre Point Curve, Ste 101 Mendota Heights, MN 55120-4100

You may obtain additional enrollment forms by writing to the plan administrator or calling 1-800-937-5449. You may also obtain enrollment forms or enroll through the plan administrator’s website www.equiniti.com/us/ast-access.

The plan administrator must receive a properly completed enrollment form before a dividend record date in order for those cash dividends to be reinvested under the plan.

You must make one of the following elections on the enrollment form:

•	Full Dividend Reinvestment: We will automatically reinvest all cash dividends that you receive, but you must have at least 25 shares enrolled in the plan; or

•

Partial Dividend Reinvestment: You may choose to have only a part of your total number of shares enrolled in the plan, but you must have at least 25 shares enrolled in the plan. If you elect partial reinvestment, you must indicate on the enrollment form the number of shares you wish to enroll in the plan. First Keystone will continue to make cash payments of dividends to you on the number of shares not enrolled in the plan and will reinvest the cash dividend payments on shares enrolled in the plan.

By completing the enrollment form, you are appointing the plan administrator as agent to reinvest cash dividends on the shares enrolled under the plan and to purchase additional shares with your optional voluntary cash payments. We will register your plan shares in the name of the plan or its nominee and credit them to your account in the plan.

Shareholders are not charged a fee for enrollment in the plan. However, withdrawal from the plan is subject to an administrative fee. See Question No. 14 below.

6.Must a shareholder enroll a minimum number of shares?

Yes. You must enroll at least 25 shares in the plan.

7.	When may I join the plan?

You may join the plan at any time. If we receive your enrollment form prior to the record date for a dividend, we will reinvest your cash dividends payable on that date for your account. If we receive your enrollment form after the record date, we will begin reinvestment of cash dividends on the next dividend payment date.

Historically, the Board of Directors has declared and paid cash dividends on a quarterly basis. The Board of Directors reserves the right to change the dividend record and payment dates and is not obligated to declare or pay a cash dividend.

8.May a participant change the number of shares subject to the plan?

Yes. Subject to the requirement that you must register at least 25 shares in the plan, you may change the number of shares enrolled in the plan at any time by submitting an Internet, telephonic or written request to the plan administrator. The change will be effective with the first dividend payment date after the plan administrator receives your request, provided that the notice of change is received before a dividend record date. If you are adding shares to the plan, the plan administrator will not charge you a fee. The plan administrator will provide transaction advices for whole shares so withdrawn in the name of the participant. Fractional shares will not be issued under any circumstance, and any fractional shares will remain in your account. Upon request, a check will be issued for the value of any fractional shares less any applicable fees. The plan administrator will continue to reinvest cash dividends on any shares remaining in your account.

Share Purchases and Price

9.How are shares acquired for the plan?

Shares of First Keystone common stock are purchased for the plan either in the open market by an independent broker or dealer on behalf of the plan, directly from First Keystone as original issue treasury shares, or through negotiated transactions. A combination of the previous methods also could occur. First Keystone, in its sole discretion, decides how the shares will be acquired.

Purchases of common stock in the open market or through negotiated transactions may occur over one or more trading days.

However, neither First Keystone nor any participant will have authority to direct the time or price at which shares may be purchased on the open market or the selection of the broker or dealer through or from whom purchases are to be made. The actual purchase date or price paid for any shares purchased through the plan using this method cannot be guaranteed.

10.When will common stock be purchased for participants’ accounts?

Cash is used to purchase common stock as promptly as possible on or after the applicable cash dividend payment date, and in no event more than 30 days for cash dividends and no more than 35 days for voluntary cash purchases after the applicable dividend payment date (the “Investment Date”). The plan administrator will allocate full and fractional shares to each participant’s account after the plan administrator has purchased shares of common stock sufficient to cover the purchases for all participants under the plan for the applicable dividend payment date.

11.What price will I pay for common stock purchased through the plan?

Open Market Purchases and Negotiated Transactions. The plan administrator may combine participant purchase requests with other purchase requests received from other plan participants and may submit the combined purchase requests in bulk to the plan administrator’s broker or dealer as a single purchase order. Purchase requests may be combined, at the plan administrator’s discretion, according to one or more factors such as purchase type (e.g., dividend reinvestment, one-time ACH, check, etc.), request date, or request delivery method (e.g., online, regular mail, etc.). The plan administrator will submit bulk purchase orders to its broker or dealer as and when required under the terms of the plan. The plan administrator’s broker or dealer may execute each bulk purchase order in one or more transactions over one or more days, depending on market conditions. Each participant whose purchase request is included in each bulk purchase order will receive the weighted average market price of all shares purchased by the plan administrator’s broker or dealer for such order.

Except for any limitations imposed by federal or state securities laws, the independent broker or dealer will have full discretion as to all matters relating to open market purchases for the plan. The broker or dealer will determine the number of shares, if any, to be purchased on any given day, the time of day, the price to be paid for the shares, the markets in which shares are to be purchased (which may include any securities exchange or over-the-counter market) and the persons (including brokers or dealers) from or through whom purchases are made.

Original Issue Shares Acquired directly from First Keystone. The price of shares purchased directly from First Keystone is the average of the daily averages of the high and low sales prices for the common stock as it is reported on the OTC Markets for the four weeks prior to a dividend payment date.

Combination of Different Methods. If shares are both purchased from the open market or in negotiated transactions and issued directly from First Keystone, the price paid for the issued shares will be the same price as the price for shares purchased in the open market or in negotiated transactions, as calculated based on the weighted average paid of the relevant batch of shares so purchased.

12.How many shares will be purchased for me?

The number of shares to be purchased for you depends on the amount of your reinvested cash dividends and the applicable purchase price, as determined in the manner described in Question No. 11. Your account will be credited with that number of shares, including fractions computed to four (4) decimal places, which will equal your total dollar amount to be invested, divided by the applicable purchase price.

Your dollar amount to be invested as of any dividend payment date will be the sum of the cash dividends on all shares held in your name and enrolled in the plan as of the dividend record date.

The amount to be invested for any participant will be reduced by the amount of any required tax withholding, including any “backup withholding” and any withholding required on dividends received by foreign participants, as applicable.

13.	Who bears the risk of market price fluctuations in First Keystone’s common stock?

In this regard, as a participant in the plan, your investment is no different from that of nonparticipating shareholders. A plan participant bears the risk of loss and has the opportunity for gain from market price changes for shares held in the plan and certificated or uncertificated shares held in the participant’s own name.

Expenses

14.	What fees and charges will I have to pay in connection with purchases or other services under the plan?

Each one-time online debit to purchase shares will entail a transaction fee of $5.00, which will be deducted from the investment amount. (See Question 17)

Each automatic monthly recurring debit will entail a transaction fee of $5.00, which will be deducted from the investment amount. (See Question 17)

Each sale will entail a transaction fee of $15.00 and a processing fee of $0.12 per share sold, which will be deducted from the sale proceeds. (See Question 27) Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee.

An insufficient funds fee of $35.00 will be charged for any returned check or failed electronic payment. (See Question 17)

All processing fees include any brokerage commissions the plan administrator is required to pay.

Except as set forth above, First Keystone will bear the cost of all other administration of the plan.

Voluntary Cash Purchases

15.Who is eligible to make voluntary cash purchases?

All shareholders who elect to have cash dividends reinvested under the plan also may elect to make voluntary cash purchases of First Keystone common stock within the limits prescribed by the plan.

16.	What are the timing requirements and other limitations on voluntary cash purchases?

The plan administrator must receive payment for voluntary cash purchases not more than 35 or less than 7 business days prior to the Investment Date. The plan administrator will return voluntary cash payments received too early or too late to the participant. Voluntary cash purchases may not be less than $100 per calendar quarter or total more than $2,500 in any calendar quarter. First Keystone reserves the right, in its sole discretion, to determine whether voluntary cash purchases are made on behalf of an eligible participant.

17.How does the voluntary cash purchase option work?

Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in U.S. Currency payable to Equiniti Trust Company, LLC. The plan administrator will not accept cash, traveler’s checks, money orders or third-party checks.

The plan administrator will apply any voluntary cash payments received within the permissible time period to the purchase of shares of common stock on the next Investment Date. The price is determined in accordance with provisions of the plan. Voluntary cash payments made by check or other draft must clear prior to the Investment Date. The plan administrator will not send an acknowledgment to participants confirming that the plan administrator has received the funds in time for investment on a particular Investment Date and no interest will be paid on any voluntary cash payments. A participant may obtain the return of any voluntary cash payment, if the plan administrator receives the request for return two (2) business days prior to the Investment Date.

In addition to making optional cash payments by check, you may now make automatic monthly cash purchases of additional shares.

If you wish to begin making automatic monthly recurring cash purchases, you may visit www.helpast@equiniti.com to authorize automatic monthly cash payments from your bank account. The plan administrator will process your enrollment as promptly as practicable. However, you should allow four to six weeks for the first cash payment to be initiated using this automatic deduction feature. Each automatic monthly recurring debit will entail a transaction fee of $5.00 which will be deducted from the cash payment amount.

Once you begin making automatic monthly cash payments, the plan administrator will draw funds from your designated account quarterly on the 12th of March, June, September and December or the next business day if the 12th is not a business day, and will purchase shares beginning on the next Investment Date. You may change the amount of your automatic monthly cash payments online at www.helpast@equiniti.com. You may discontinue automatic monthly cash payments online at www.helpast@equiniti.com or by notifying the plan administrator in writing.

You may also make a one-time online cash payment from your bank account to purchase shares through www.helpast@equiniti.com. Each one-time online debit to purchase shares will entail a transaction fee of $5.00 which will be deducted from the cash payment amount.

If any check, draft or electronic funds transfer you may tender or order as payment to the plan administrator for optional cash purchases of our common stock is dishonored, refused or returned, you agree that the purchased shares when credited to your account may be sold, on the plan administrator’s order without your consent or approval, to satisfy the amount owing on the purchase. The “amount owing” will include the purchase price paid, any purchase and sale transaction fees, any brokerage commissions and the plan administrator’s returned check or failed electronic payment fee of $35.00. If the sale proceeds of purchased shares are insufficient to satisfy the amount owing, you authorize the plan administrator to sell additional shares then credited to your account as necessary to cover the amount owing, without further consent or authorization from you. The plan administrator may sell shares to cover an amount owing as a result of your order in any manner consistent with applicable securities laws. Any sale for that purpose in a national securities market would be deemed commercially reasonable. You grant the plan administrator a security interest in all shares credited to your account including securities subsequently acquired and held or tendered for deposit, for purposes of securing any amount owing as described in this paragraph.

Reports to Participants

18.What reports are sent to plan participants?

The plan administrator will send you a quarterly statement showing the number of shares purchased, the purchase price, the date on which the shares were purchased and the number of shares held in your account. The statement will also include specific cost basis information in accordance with applicable law. You should keep these statements for income tax purposes. In addition, you will receive the same communications sent to every common stock shareholder, including First Keystone’s quarterly reports, annual reports, notice of shareholder meetings and proxy statements, and income tax information for reporting dividends paid.

Stock Certificates

19.	Are certificates issued to participants for shares of common stock purchased through the plan?

No. Shares of common stock purchased through the plan are registered in the name of the plan administrator (or its nominee), as agent for the plan participants. This is known as the custodian, or “book entry” method of holding shares. It is a safekeeping feature that protects against loss, theft, or destruction of stock certificates.

The number of shares of common stock credited to your plan account is shown on your quarterly account statement. You will not receive a certificate for these shares.

You may obtain a transaction advice for any number of whole shares of common stock held in your plan account by making an Internet, telephonic or written request to the plan administrator. The plan administrator will send your transaction advice normally within five (5) days after receiving your request. Any remaining whole shares and fractional shares will continue to be held in your account.

Upon request, a check shall be issued for the value of any fractional share less any applicable fees.

20.May a participant pledge shares held by the plan?

Shares of common stock may not be pledged while held in your plan account. In order to pledge shares held in your plan account, you must first request to move the shares from the plan into book entry shares.

We will maintain your account under the plan in the name in which your shares were registered at the time you entered the plan. A transaction advice will be issued to the shareholder for confirmation.

21.	What is the effect on my plan account if I request a certificate for shares held in the account?

Unless you instruct us otherwise, both your certificated and uncertificated shares will be enrolled in the plan so long as you meet the minimum 25 share enrollment requirement.

Safekeeping Service

22.May common stock I hold in certificate form be deposited in the plan account?

Yes. You may take advantage of the plan’s safekeeping services. Common stock certificates registered in your name may be delivered to the plan administrator for deposit to your plan account and will be automatically enrolled in the plan. This procedure allows you to avoid the necessity of safekeeping certificates. The plan administrator will cancel certificates delivered for safekeeping and will issue a transaction advice when completed. Upon withdrawal from the plan, the plan administrator will issue a transaction advice for confirmation to the participant. You should contact the plan administrator for the proper procedure to deposit certificates or withdraw from the plan.

Certificated and uncertificated shares of common stock will be accepted for deposit to your account as long as you are currently a participant in the plan. All cash dividends received on any shares deposited automatically will be reinvested.

A participant desiring to deposit certificates into the plan should mail them by certified or registered mail to the plan administrator with written instruction requesting that they be deposited in your plan account. Do not endorse the certificates or complete the assignment section on the back of the certificates. Shareholders should insure the certificates for at least 3% of the current market value when mailing the certificates. This is the amount that is usually charged for surety protection, should the certificates become lost in the mail.

23.	May I deposit my shares for safekeeping and continue to receive my dividends in cash?

No. If you are presently enrolled in the plan, any shares deposited for safekeeping are automatically enrolled in the plan and all cash dividends for those enrolled shares are automatically reinvested. If you wish to receive cash dividends, you must withdraw from the plan.

Termination of Participation in the Plan

24.May I withdraw from the plan?

Yes. The plan is entirely voluntary and you may terminate your plan account at any time by providing Internet, telephonic or written notice instructing the plan administrator to terminate the account.

25.What happens when I terminate my plan account?

If the plan administrator receives your notice of termination before the record date for the next cash dividend, reinvestment of cash dividends will cease as of the date your notice of termination is received. If notice of withdrawal is received near a cash dividend record date, the plan administrator, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on the participant’s behalf. In the event reinvestment is made, the plan administrator will process the termination as soon as practicable, but in no event later than five (5) business days after the investment is complete.

As soon as practicable after receiving your notice of termination, the plan administrator will send you a transaction advice for confirmation of shares of common stock in your account. Fractional shares will not be issued under any circumstance and fractional shares will remain in your account. Upon request, a check will be issued for the value of any fractional shares less any applicable fees.

26.May I later re-elect to participate in the plan?

Generally, a shareholder who withdraws from the plan may re-elect to participate at any time. However, First Keystone and the plan administrator reserve the right to reject any enrollment form on any grounds, including but not limited to excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the plan as a long-term shareholder investment service.

Sales of Shares

27.	May I request that shares held in my plan account be sold?

You may sell some (subject to maintaining a minimum of 25 shares in the plan) or all of your shares held in your plan account, even if you are not withdrawing from this plan. You may sell your shares either through your broker or through the plan administrator. If you sell through a broker, you will be responsible for paying all brokerage fees and commissions. If you elect to sell through a broker that you have selected, you must first request the plan administrator to move your shares to the Direct Registration System (“DRS”) and then have your broker request the plan administrator to electronically transfer the number of whole shares you want to sell through the DRS Profile System. Alternatively, you may request the plan administrator to send you a transaction advice representing the number of shares you want to sell. Issuance of a transaction advice may be subject to a transaction fee. The plan administrator will generally move your shares to DRS or issue a transaction advice for your shares approximately five (5) business days after your request is received. Upon request, a check will be issued for the value of any fractional shares less any applicable fees.

Alternatively, you may send the plan administrator a request to sell some or all of the shares held in your plan account. All such sales are sold by batch order.

A batch order is an accumulation of all sale requests by any security holder for a security submitted together as a collective request. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the plan administrator will be processed no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sales requests received in writing will be submitted as batch order sales. The plan administrator will cause your shares to be sold in the open market within five (5) business days of its receipt of your request. To maximize cost savings for batch order sale requests, the plan administrator will seek to sell shares in round lot transactions (ie, 100 shares). For this purpose the plan administrator may combine each selling plan participant’s shares with those of other selling plan participants. In every case of a batch order sale, the price to each selling plan participant will be the weighted average sale price obtained by the plan administrator’s broker or dealer for each aggregate order placed by the plan administrator and executed by the broker or dealer, less a service fee of $15.00 and a processing fee of $0.12 per share sold.

All processing fees include any brokerage commissions the plan administrator is required to pay. Fees are deducted from the proceeds derived from the sale. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. The plan administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the plan administrator to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled.

The plan administrator reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. Instructions sent to the plan administrator to sell shares are binding and may not be rescinded. In addition, no one will have any authority or power to direct the time or price at which shares for the plan are sold, and no one, other than the plan administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.

Cash Dividend Payment Date

28.When are cash dividends paid?

Historically, cash dividends declared on First Keystone’s common stock have been paid quarterly. First Keystone’s Board of Directors reserves the right to change the cash dividend record and payment dates, if and when cash dividends are declared and is not obligated to declare or pay cash dividends.

Other Stock Transactions

29.	What happens if First Keystone issues a stock dividend or declares a stock split?

Any dividends in common stock or stock split shares distributed by First Keystone on shares enrolled in the plan (both certificated and uncertificated) will be credited to the participant’s account in book entry form.

30.What happens if First Keystone has a rights offering?

In the event that First Keystone makes available to its shareholders the right to purchase additional shares, the participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the participant’s name and the total number of whole shares held in the participant’s plan account.

Voting of Shares

31.	How are a plan participant’s shares voted at shareholder meetings?

You can vote whole and fractional shares of common stock held in your plan account in the same manner as certificate shares held in your own name. For each shareholder meeting, we will send you a proxy statement and a form of proxy that covers both certificated and uncertificated shares including all shares held in your plan account as of the record date for the meeting. If you wish, you may vote all of these shares in person or by proxy at the meeting.

Responsibility of First Keystone and the Plan Administrator

32.	What is the responsibility of First Keystone and the plan administrator under the plan?

In administering the plan, First Keystone and the plan administrator are not liable for any act done in good faith or for any good faith omission to act. This includes any claim of liability due to failure to terminate an account upon the death of a participant until the plan administrator receives written notice of the death, the prices, times and manner in which shares are purchased for a participant, or any fluctuation in market value before or after any purchase or sale of shares.

The plan administrator will send all notices to the participant’s last known address. You should notify the plan administrator promptly in writing of any change of address.

The plan administrator may resign as plan administrator of the plan at any time, in which case First Keystone will appoint a successor plan administrator. In addition, First Keystone may replace the plan administrator with a successor at any time.

Modification, Termination and Interpretation of Plan

33.May the plan be amended, suspended or terminated?

Yes. First Keystone’s Board of Directors, in its discretion, may modify, suspend, or terminate the plan at any time. First Keystone will notify participants of any modification, suspension or termination in a timely manner by mailing a notice of intention to terminate, amend or suspend to the participant at the participant’s address as it appears on the plan administrator’s records. First Keystone may terminate, for whatever reason and at any time, as it may determine in its sole discretion, a participant’s plan participation.

34.What happens if the plan is terminated?

If the plan is terminated, the plan administrator will continue to hold your shares in book entry form unless you request to have your shares sold or transferred to another account. Fractional shares will not be issued under any circumstance, and any fractional shares will remain in your account. Upon request, a check will be issued for the value of any fractional shares less any applicable fees.

35.Who interprets and regulates the plan?

First Keystone and the plan administrator are authorized to interpret the plan, adopt regulations and take any other action reasonably designed to implement the plan. Any action taken by First Keystone or the plan administrator in the good faith exercise of its judgment will be binding on participants.

Federal Income Tax Information

This section discusses the federal income tax information connected with the plan, based on current federal income tax laws applicable to United States citizens or residents. If federal tax laws change in the future, the following may change and no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

36.	What are the federal income tax consequences of participation in the plan?

For federal income tax purposes, a participant is treated as receiving, on the cash dividend payment date, the full amount of cash dividends allocable to the participant, regardless of whether the dividends are paid in cash, withheld for payment of taxes, or invested in additional shares of common stock under the plan. For income tax purposes, participants will be treated as having received on the dividend payment date a cash dividend in an amount equal to the fair market value on the payment date of the shares acquired with reinvested funds. The fair market value for tax purposes may differ from the fair market value as defined in the plan. The per share tax basis of shares acquired for a participant is generally the price per share reported on the periodic statement of account supplied to each participant as reported to the Internal Revenue Service (“IRS”). In connection with market purchases, the participant also is deemed to have received taxable income in the amount of processing fees (which include any applicable brokerage commissions the plan administrator is required to pay) paid in purchasing shares on the participant’s behalf. The amounts paid for processing fees are included in the cost basis of shares purchased. The information return sent to participants and the IRS at year-end, if so required, will show such amounts paid on their behalf.

A participant who makes a voluntary cash payment for the purchase of stock under the plan will be treated as having received a distribution, if and to the extent that the fair market value of the stock, as determined for tax purposes, received on the date of purchase exceeds the amount of the voluntary cash payment made by the participant. The participant is deemed to have received taxable income in the amount of processing fees paid in purchasing shares on the participant’s behalf. The tax basis of shares purchased under these circumstances will be equal to the purchase price, which may be adjusted to include processing fees.

While the matter is not free from doubt, First Keystone intends to take the position that the administrative expenses of the plan, to be paid by First Keystone, are not constructive dividends to the plan participants. Each plan participant will receive from the plan administrator a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the plan participant.

The holding period for shares acquired under the plan begins on the day after the date the shares are acquired for a participant’s account. When a participant is subject to federal income tax withholding on cash dividends, and when foreign participants’ taxable income under the plan is subject to federal income tax withholding, cash dividends are reinvested less the tax withheld under the applicable law.

Generally, participants do not realize taxable income upon receipt of transaction advices for whole and fractional shares credited to their account, either upon the participant’s request for certain of those shares or upon withdrawal from or termination of the plan. In addition, a participant may recognize gain or loss upon the receipt of cash in payment for a fractional share upon withdrawal of shares from the plan. The gain or loss is the difference between the amount the participant receives for the plan shares or fractional share, as the case may be, and the participant’s tax basis.

A participant who sells or exchanges shares acquired under the plan may recognize a gain or loss. The amount of gain or loss will be the difference between the amount the participant receives for the shares and the participant’s tax basis for the shares.

Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction.

This summary is based upon an interpretation of current federal income tax laws and assumes that cash dividends paid by First Keystone are from its earnings and profits.

The above rules may not apply to certain participants in the plan, such as tax-exempt entities (e.g., IRAs) and foreign shareholders. Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

USE OF PROCEEDS

First Keystone is unable to predict the number of shares of common stock that will be purchased from it under the plan or the prices at which such shares will be purchased. To the extent that shares are purchased from First Keystone, and not in the open market, First Keystone intends to add proceeds it receives from the sales to its general funds to be used for general corporate purposes, including, without limitation, investments in and advances to First Keystone Community Bank, a banking subsidiary of First Keystone. The amounts and timing of the application of proceeds will depend upon the funding requirements of First Keystone and the Bank and the availability of other funds.

EXPERTS

The consolidated financial statements of First Keystone as of December 31, 2025 and 2024, for each of the years then ended, incorporated into this prospectus by reference from First Keystone’s Annual Report on Form 10-K for the year ended December 31, 2025 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference and have been incorporated into this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the issuance of the shares of First Keystone’s common stock offered hereby has been passed upon for First Keystone by Bybel Rutledge LLP, Lemoyne, PA.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov and on our website at https://firstkeystonecorp.fkc.bank/documents/sec-filings/default.aspx . Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus.

This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as explained above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on May 8, 2026, and June 30, 2026, filed with the SEC on August 6, 2026;
•	our Current Reports on Form 8-K filed with the SEC on March 4, 2026, May 26, 2026 and May 28, 2026; and
•

The description of First Keystone’s common stock contained in First Keystone’s Registration Statement on Form S-4 (File No. 333-145658) and any amendment or report filed for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) that are filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination or completion of this offering.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to First Keystone Corporation, Attention: Corporate Communications, 111 West Front Street, P.O. Box 289, Berwick, Pennsylvania 18603, Telephone Number (570) 752-3671.

DISCLOSURE OF SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

SEC Registration Fee	$2,089.18
Blue Sky Fees	—
Accounting fees and expenses	15,000.00
Legal fees and expenses	15,000.00
Printing and mailing expenses	5,000.00
Miscellaneous	1,000.00
Total	$38,089.18

Except for the SEC registration fee, all of the above expenses are estimates.

Item 15.Indemnification of Directors and Officers.

Sections 1741 through 1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court of competent jurisdiction to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Sections 1741 through 1750 of the BCL.

The Registrant’s bylaws provide for the indemnification of directors and officers to the extent provided by the BCL. The Registrant’s bylaws provide indemnification or reimbursement for reasonable expenses actually incurred by directors or officers. However, indemnification or reimbursement shall be provided only when a director or officer acted in good faith and reasonably believed such actions were in the best interests of the Registrant. Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy covering the Registrant and its subsidiaries.

Item 16.Exhibits.

Exhibit 5.1	Opinion of Bybel Rutledge LLP

Exhibit 23.1	Consent of Baker Tilly US, LLP

Exhibit 23.2	Consent of Bybel Rutledge LLP (included as part of Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included on the signature page.)

Exhibit 99.1	First Keystone Corporation Dividend Reinvestment and Stock Purchase Plan. (Included in Prospectus.)

Exhibit 107.1	Filing Fee Table

Item 17.Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Berwick, Commonwealth of Pennsylvania on August 7, 2026.

First Keystone Corporation

By:	/s/ Jack W. Jones
Jack W. Jones
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack W. Jones and Stacey L. Gordner, and each of them his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 7, 2026.

Name	Capacity

/s/ Jack W. Jones	President and Chief Executive Officer and Director
Jack W. Jones	(Principal Executive Officer)

/s/ Stacy L. Gordner	Senior Vice President and Chief Financial Officer
Stacy L. Gordner	(Principal Financial Officer)

/s/ John E. Arndt	Vice Chairman of the Board
John E. Arndt

/s/ D. Matthew Bower	Director
D. Matthew Bower

/s/ Robert A. Bull	Chairman of the Board
Robert A. Bull

/s/ Whitney B. Holloway	Director
Whitney B. Holloway

/s/ Michael L. Jezewski	Director
Michael L. Jezewski

/s/ Nancy J. Marr	Director
Nancy J. Marr

/s/ William E. Rinehart	Director
William E. Rinehart

/s/ David R. Saracino	Director
David R. Saracino

/s/ Elaine A. Woodland	Director
Elaine A. Woodland